Exhibit 99.1

IA GLOBAL’S ANNOUNCES BOARD OF DIRECTOR CHANGES

SAN FRANCISCO, CA July 6, 2007/PRNewswire-FirstCall/ --

IA Global, Inc. (Amex: IAO) IA Global Inc. (the “Company”) announced today that Hideki Anan was appointed to the Company’s Board of Directors (the “Board”) on June 29, 2007 as a management director. Mr. Anan will serve on the Board until our Annual Meeting of Shareholders in 2008.

Mr. Anan founded Global Hotline, Inc. in 2004 and serves as its Chief Executive Officer. Previously, Mr. Anan was an executive with Hikari- Tsushin Co Ltd. from 1997 to 2004. Hikari-Tsushin was a Japanese alternative telecommunication company. Mr. Anan has extensive sales and marketing experience in the Japanese telecommunication industry.

Also, the Company announced that Meiko Towada was appointed to the Board on June 29, 2007 as an independent director and is a member of the Audit, Compensation and Merger and Acquisition Committees. Ms. Towada will serve on the Board until our Annual Meeting of Shareholders in 2008.

Meiko Towada founded Esampo.com in 2000 and currently serves as Chief Executive Officer of Esampo.com and Atpark.co.jp. From 1997-1999, Ms. Towada worked at Walt Disney Television International (Asia Pacific) in Hong Kong, where she was the Regional Marketing Manager responsible for launching the Disney Channel for the Japanese market and also marketing Disney programs in China and Southeast Asia. Prior to joining Disney, Ms. Towada worked as a senior consultant for At Kearney based out of Hong Kong and for the Boston Consulting Group (BCG) in Tokyo, Japan. As a consultant, she focused on market entry strategies for Japan and Greater China for US firms representing a variety of industries including FMCG business. She holds a MBA from the Kellogg School of Management at Northwestern University and a BA from International Christian University in Japan. Ms. Towada is Japanese with Chinese heritage, bilingual in English and Japanese and fluent in Mandarin Chinese and conversational Cantonese.

Finally, the Company announced that effective as of June 29, 2007, Raymond Christinson resigned as a director of the Company. Mr. Christinson was Chairman of the Compensation Committee and a member of the Audit and Nominations and Governance Committees. Mr. Christinson had no disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

About IA Global, Inc.

IA Global, Inc. (“IA Global”) is a strategic holding company with a dedicated focus on growth through mergers and acquisitions in the Pacific Rim region. Our mission is to identify and invest in business opportunities, apply our skills and resources to grow and enhance the performance of those businesses across all business metrics, and to deliver accelerating shareholder value.

To realize this plan, in fiscal 2007 the company is actively expanding investments in businesses in the consumer, technology, services, and health sectors, sectors with long-term growth prospects in which applying our skills and resources can add significant value to our investments. At the same time, the company is expanding its reach to encompass the Philippines/ Singapore, India, and China, and the outstanding growth opportunities and synergies these markets present.

In Japan, IA Global is 100% owner of Global Hotline, Inc., an operator of major call centers for telemarketing of telecommunications and insurance products. Since our acquisition of the Global Hotline, Inc. in June 2005, its business has expanded rapidly with the agreement of significant multi-year contracts with major corporations. With these revenues streams in place, revenues in 2007 are expected to double year on year.

In Australia, the Company has a 36% stake in Australian Secured Financial Limited and its affiliates, Australian Secured Investments Ltd, ADJ Services Pty Ltd. and Auslink Ltd (collectively, “ASFL”) which raise funds through the issuance of debentures within Australia and provide short term, secured, real property loans to businesses and investors in Australia.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Specifically, the comments concerning the profitability, revenue growth and potential new contracts of Global Hotline and target sectors and markets are forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital to support our operations and projections of revenues and profitability for the significant contracts. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.